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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-128742 on Form F-3 and in the Registration Statement No. 333-107102 on Form S-8 of our report dated March 17, 2006, relating to the consolidated financial statements of Mittal Steel Company N.V. and subsidiaries, appearing in this Annual Report on Form 20-F of Mittal Steel Company N.V. and subsidiaries for the year ended December 31, 2005.

DELOITTE ACCOUNTANTS B.V.
/s/ Deloitte Accountants B.V.
Rotterdam, The Netherlands
March 17, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM